Exhibit 4.1

Execution Copy

AMERICAN EXPRESS ISSUANCE TRUST II

OMNIBUS AMENDMENT TO

INDENTURE SUPPLEMENTS

This OMNIBUS AMENDMENT TO INDENTURE SUPPLEMENTS, dated as of January 29, 2014 (this “Amendment”), to the Indenture Supplements (as hereinafter described) to the Amended and Restated Indenture, dated as of March 12, 2013 (as amended and restated and as otherwise modified from time to time, the “Indenture”), between American Express Issuance Trust II, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and as Securities Intermediary, is made and entered into as of January 29, 2014.

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have previously entered into (i) the Series 2013-1 Indenture Supplement, dated as of March 21, 2013 (the “Series 2013-1 Indenture Supplement”), to the Indenture, and (ii) the Series 2013-2 Indenture Supplement, dated as of September 24, 2013 (the “Series 2013-2 Indenture Supplement” and, together with the Series 2013-1 Indenture Supplement, the “Indenture Supplements”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the parties hereto desire to amend each Indenture Supplement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Indenture Supplements or the Indenture, as the case may be.

ARTICLE II

AMENDMENTS TO INDENTURE SUPPLEMENTS

SECTION 2.01. Amendments to Article IV.

(a) The first three sentences of subsection 4.07(a)(ii) of each Indenture Supplement are hereby deleted and replaced with the following:

At the written direction of the Servicer (or its agent appointed pursuant to subsection 4.14(b)), funds on deposit in the Principal Funding Account shall be invested by the

Indenture Trustee in Eligible Investments selected by the Servicer (or its agent appointed pursuant to subsection 4.14(b)); provided, however, that if no such written direction is provided, funds on deposit in the Principal Funding Account shall remain uninvested. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2013-[1/2]* Noteholders; provided that on each Payment Date, all interest and other investment income (net of losses and investment expenses) (“Principal Funding Account Investment Proceeds”) on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Subject to the first sentence of this paragraph (a)(ii), funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that shall mature so that such funds shall be available for withdrawal on or prior to the following Note Transfer Date.

(b) The first two sentences of subsection 4.12(b) of each Indenture Supplement are hereby deleted and replaced with the following:

Funds on deposit in the Accumulation Reserve Account shall be invested by the Indenture Trustee at the written direction of the Servicer (or its agent appointed pursuant to subsection 4.14(b)) in Eligible Investments; provided, however, that if no such written direction is provided, funds on deposit in the Accumulation Reserve Account shall remain uninvested. Subject to the immediately preceding sentence, funds on deposit in the Accumulation Reserve Account on any Note Transfer Date, after giving effect to any withdrawals from the Accumulation Reserve Account on such Note Transfer Date, shall be invested in such investments that shall mature so that such funds shall be available for withdrawal on or prior to the following Note Transfer Date.

(c) The first two sentences of subsection 4.13(b) of each Indenture Supplement are hereby deleted and replaced with the following:

Funds on deposit in the Class C Reserve Account shall be invested by the Indenture Trustee at the written direction of the Servicer (or its agent appointed pursuant to subsection 4.14(b)) in Eligible Investments; provided, however, that if no such written direction is provided, funds on deposit in the Class C Reserve Account shall remain uninvested. Subject to the immediately preceding sentence, funds on deposit in the Class C Reserve Account on any Note Transfer Date, after giving effect to any withdrawals from the Class C Reserve Account on such Note Transfer Date, shall be invested in such investments that shall mature so that such funds shall be available for withdrawal on or prior to the following Note Transfer Date.

SECTION 2.02. Amendment to Exhibits. Exhibit B-1 to each Indenture Supplement shall be amended as follows:

(a) The following item shall be inserted under “Trust Activity” in Exhibit B-1, and the other items under “Trust Activity” shall be renumbered accordingly:

11. Ending Total Receivables	$	[	]

*	As applicable.

(b) Item 9 (“Delinquencies”) under “Trust Performance” in Exhibit B-1 shall be deleted in its entirety and replaced with the following:

9. Delinquencies	Percentage of Ending Total Receivables
31-60 Days Delinquent	[	]%	$	[	]
61-90 Days Delinquent	[	]%	$	[	]
90+ Days Delinquent	[	]%	$	[	]

Total 30+ Days Delinquent	[	]%	$	[	]

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Indenture Supplements. As amended by this Amendment, the Indenture Supplements are in all respects ratified and confirmed and each Indenture Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of January 29, 2014 upon:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Issuer to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(b) receipt by the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion delivered in connection with this Amendment pursuant to Section 10.01 of the Indenture;

(c) receipt by the Indenture Trustee of an Opinion of Counsel delivered in connection with this Amendment pursuant to Section 10.03 of the Indenture;

(d) receipt by the Issuer, the Transferor or the Servicer of written notice from each Note Rating Agency that the amendments provided for by this Amendment will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series, Class or Tranche; and

(e) delivery of counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST II,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Erwin M. Soriano
Name:	Erwin M. Soriano
Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON,
as Indenture Trustee and Securities Intermediary

By:	/s/ Michael Commisso
Name:	Michael Commisso
Title:	Vice President

[Omnibus Amendment to Indenture Supplements]

Acknowledged and Accepted:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:	/s/ Anderson Y. Lee
Name:	Anderson Y. Lee
Title:	Vice President and Treasurer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer and Administrator

By:	/s/ David L. Yowan
Name:	David L. Yowan
Title:	Treasurer

[Omnibus Amendment to Indenture Supplements]